EXHIBIT 99.2

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of June 30,
ASSETS	2010	2009
CURRENT ASSETS:
Cash and cash equivalents	$317,611	$550,602
Accounts receivable, net	2,674,918	3,427,550
Inventories, net	5,476,041	6,392,441
Taxes receivable	50,506	20,257
Deferred tax assets	–	830,447
Prepaid expenses and other current assets	244,841	541,153
Total Current Assets	8,763,917	11,762,450

PROPERTY AND EQUIPMENT, NET	1,852,131	2,096,986

OTHER ASSETS:
Goodwill and other intangible assets, net	3,584,231	3,584,231
Deferred tax assets	–	279,486
Other assets	85,984	75,159
Total Other Assets	3,670,215	3,938,876

TOTAL ASSETS	$14,286,263	$17,798,312

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	1,201,154	1,128,187
Accrued compensation and benefits	555,136	690,948
Other accrued expenses and current liabilities	443,641	1,151,325
Short-term capital lease obligation	–	69,815
Accrued product warranty costs	432,548	436,578
Deferred rent liability	28,493	63,863
Deferred revenue	20,097	209,079
Total Current Liabilities	2,681,069	3,749,795

OTHER LIABILITIES:
Long-term debt, less current maturities	2,340,863	2,749,132
Deferred rent liability	29,517	58,010
10% subordinated debt, net of discount of $255,376 in 2010 and $401,830 in 2009	994,624	848,170
Deferred revenue, less current portion	–	38,708
Deferred tax liabilities	904,922	–
Total Other Liabilities	4,269,926	3,694,020

TOTAL LIABILITIES	6,950,995	7,443,815

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.001 par value
Authorized 5,000,000 shares; none issued	–	–
Common Stock, $.001 par value 25,000,000 shares authorized;
issued and outstanding, respectively, 13,292,374 and 12,699,914 shares in 2010 and 12,397,757 and 11,771,966 shares in 2009	12,700	11,772
Additional paid-in capital	13,277,405	13,000,680
Accumulated other comprehensive income	1,402	216
Accumulated deficit	(5,956,239)	(2,658,171)
Total Shareholders' Equity	7,335,268	10,354,497

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$14,286,263	$17,798,312

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2010	2009

NET REVENUES	$21,941,931		$21,718,141

COST OF GOODS SOLD:
Cost of goods sold, excluding depreciation and amortization, product warranty, and shipping and freight	10,485,797		10,162,977
Depreciation and amortization	384,896		537,471
Product warranty	1,893,161		1,561,785
Shipping and freight	570,100		561,018
Total cost of goods sold	13,333,954		12,823,251

GROSS PROFIT	8,607,977		8,894,890

OTHER COSTS AND EXPENSES:
Research and development	1,324,616		1,359,270
Selling, general and administrative, excluding depreciation and amortization	8,452,747		9,163,416
Depreciation and amortization	227,642		359,040
Impairment charge	–		1,009,088
Litigation settlement	–		(1,500,000)
Total other costs and expenses	10,005,005		10,390,814

LOSS FROM OPERATIONS	(1,397,028)		(1,495,924)

Other income	212,707		–
Interest expense	(351,730)		(273,169)
Interest income	145		3,039
Loss on change in fair value of warrant liabilities	(38)		–
Amortization of debt discount on convertible debt	(146,453)		(84,785)

LOSS BEFORE INCOME TAXES	(1,682,397)		(1,850,839)
(Provision) benefit for income taxes	(1,936,415)		175,566

NET LOSS	$(3,618,812)		$(1,675,273)

LOSS PER SHARE
Basic	$(0.30)	$	(0.14)
Diluted	$(0.30)	$	(0.14)

WEIGHTED AVERAGE SHARES USED TO COMPUTE LOSS PER SHARE
Basic and diluted	12,192,419		11,727,175

 MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,618,812)	$(1,675,273)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Depreciation and amortization	687,544	955,410
Stock-based compensation expense	587,665	777,014
Deferred income taxes	1,936,415	(141,308)
Impairment charge	–	1,009,088
Provision for inventory obsolescence	(45,475)	211,623
Provision (recovery) of allowance for returns and doubtful accounts	102,474	(78,839)
Amortization of debt discount on convertible debt	146,453	84,785
Loss on change in fair value of warrant liabilities	38	–
Changes in operating assets and liabilities :
Accounts receivable	663,746	(256,139)
Inventories	972,569	2,615,001
Current and long-term income taxes receivable/payable	(30,249)	37,419
Prepaid expenses and other assets	232,123	(65,811)
Accounts payable	72,298	(1,916,378)
Accrued compensation and benefits	(140,443)	(39,149)
Other accrued expenses and current liabilities	(682,434)	(651,867)
Deferred rent liability	(63,863)	(45,096)
Deferred revenue	(227,690)	(419,905)
Deferred taxes	78,441	–
Net cash provided by operating activities	670,800	400,575

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(442,688)	(948,242)
Proceeds from disposition of property and equipment	–	92,895
Net cash used in investing activities	(442,688)	(855,347)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease (increase) in restricted cash	53,058	(140,901)
Bank line of credit proceeds (repayments)	(408,269)	154,923
Capital lease obligation repayments	(69,815)	(458,673)
Proceeds from issuance of subordinated convertible debt	–	1,250,000
Net cash provided (used) by financing activities	(425,026)	805,349
Effect of exchange rate changes on cash and cash equivalents	(36,077)	(36,546)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(232,991)	314,031

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	550,602	236,571

CASH AND CASH EQUIVALENTS, END OF YEAR	$317,611	$550,602

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$301,023	$239,473
Income taxes refunded	$(28,104)	$(91,764)
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
Capital lease additions	$–	$528,488

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